Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the NOV Inc. Long-Term Incentive Plan of our reports dated February 11, 2022, with respect to the consolidated financial statements and schedule of NOV Inc. and the effectiveness of internal control over financial reporting of NOV Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Houston, Texas
May 24, 2022